UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2022

CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky	40299
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)  Resignation and Appointment of Chief Financial Officer and Treasurer

On October 18, 2022, Charah Solutions, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Jonathan Batarseh, age 47, as Chief Financial Officer and Treasurer of the Company, effective October 17, 2022 (the “Start Date”). Effective as of the Start Date, Mr. Batarseh will serve as the Principal Financial Officer and Principal Accounting Officer of the Company. The appointment is in conjunction with the announcement that Roger Shannon has resigned as the Company’s Chief Financial Officer and Treasurer, effective October 17, 2022. Mr. Shannon’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s financials, operations, policies, or practices.

On October 17, 2022, the Company and its subsidiary, Charah, LLC, entered into an employment agreement with Mr. Batarseh to be effective on the Start Date (the “CFO Employment Agreement”). The CFO Employment Agreement will remain in effect until the agreement is terminated pursuant to its provisions.

Pursuant to the CFO Employment Agreement, Mr. Batarseh will receive an annualized base salary of $440,000, and is eligible to receive (i) an annual bonus of up to 75% of his base salary, with a guaranteed bonus of $415,000 for the 2022 calendar year and (ii) annual awards under the Company’s 2018 Omnibus Incentive Plan.

The CFO Employment Agreement also provides for certain severance benefits following a termination without “cause” or a resignation for “good reason” (each quoted term as defined in the CFO Employment Agreement) including (i) cash severance equal to one times (or, one and a half if within six months before or two years following a “change in control” as defined in the CFO Employment Agreement) the sum of (a) the then-current annualized base salary and (b) the target annual bonus for the year of termination, (ii) reimbursement of a certain portion of premiums paid for continuation coverage under the Company’s group health plans, and (iii) a pro-rated annual bonus for the year in which the termination occurs. Upon Mr. Batarseh’s death or “disability” (as defined in the CFO Employment Agreement), Mr. Batarseh will receive, as a severance payment, a pro-rated annual bonus for the year of his termination based on actual performance for such year. All severance payments and benefits are contingent upon Mr. Batarseh signing a release in favor of the Company and its affiliates. Additionally, the CFO Employment Agreement contains certain restrictive covenants regarding confidential information, non-competition, non-solicitation, and non-disparagement. This summary of the CFO Employment Agreement is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In addition to the benefits provided under the CFO Employment Agreement, in connection with his appointment as Chief Financial Officer and Treasurer, Mr. Batarseh will also receive a one-time equity award under the Company’s 2018 Omnibus Incentive Plan comprised of 175,000 restricted stock units, 25% of which shall vest on each of April 1 in 2023, 2024, 2025, and 2026.

In connection with his appointment, the Company will enter into its standard indemnification agreement with Mr. Batarseh, the form of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 18, 2018.

Mr. Batarseh is a licensed Certified Public Accountant (CPA) with more than 20 years of corporate finance and accounting experience in the engineering and construction industries. He joins the Company from Brown & Root Industrial Services, a partnership between KBR (NYSE: KBR) and Bernhard Capital Partners (BCP) providing engineering, procurement, and construction services, where he was CFO for six years, responsible for overseeing all financial management and reporting, treasury, and information technology and services, and where he also served as Vice President in the finance organization of KBR for two years. Previously, Mr. Batarseh served in senior financial leadership roles in various industrial service companies including The Shaw Group, four years, and Atkins, one year, following 10 years at KPMG serving clients in the manufacturing and industrial sectors. Mr. Batarseh received his Bachelor of Science degree in accounting from Louisiana State University and is a member of the Society of Louisiana CPAs and the Tax Executives Institute.

There are no arrangements or understandings between Mr. Batarseh and any other persons, pursuant to which he was appointed to the offices described above and no family relationships among any of the Company’s directors or executive officers and Mr. Batarseh. Additionally, Mr. Batarseh does not have any direct or indirect interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Shannon’s departure from the Company, the Company expects to enter into a release and severance agreement with Mr. Shannon. The terms of the release and severance agreement are currently being finalized and will be included in a subsequent Current Report on Form 8-K.

On October 18, 2022, the Company issued a press release announcing Mr. Shannon’s resignation and Mr. Batarseh’s appointment. That press release is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Charah, LLC, Charah Solutions, Inc. and Jonathan Batarseh, effective as of October 17, 2022
99.1	Press Release, dated October 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	October 18, 2022	By:	/s/ Scott A. Sewell
		Name:	Scott A. Sewell